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                                                          EXHIBIT 10.12



                                AMERICAN GENERAL
                         SUPPLEMENTAL RETIREMENT TRUST


         This Trust Agreement is entered into this   31st   day of August,
1989, by and between AMERICAN GENERAL CORPORATION, a Texas corporation (hereinafter referred to as the "Company"), and FIDUCIARY TRUST COMPANY INTERNATIONAL (hereinafter referred to as the "Trustee").

                                   ARTICLE I

                              PRELIMINARY RECITALS

         1.1 Supplemental Retirement Agreement. The Company has heretofore entered into a Supplemental Retirement Agreement (the "Retirement Agreement") with its Chief Executive Officer, Harold S. Hook ("Hook"), under which the Company has agreed to provide certain supplemental retirement benefits (the "Benefits") to Hook and, in the event of his death, to his spouse ("Surviving Spouse"), according to the terms and conditions of such Retirement Agreement.

         1.2 Establishment of Trust. In order to provide a source of payment for its obligations under the Retirement Agreement, the Company has entered into this Trust Agreement to create a trust (hereinafter referred to as the "Trust") and has delivered certain property to the Trustee, the receipt of which is hereby acknowledged by the Trustee. The Trustee agrees to hold such property and all other property, real or personal, which may be contributed and made subject to the provisions of the Trust Agreement as well as the proceeds, investments, and reinvestments thereof, in trust for the uses and purposes and subject to the provisions hereinafter set forth.

         1.3 Grantor Trust. It is intended that the Company shall be treated as the owner of the assets of the Trust pursuant to Sections 671-679 of the Internal Revenue Code of 1986, as amended, and the terms of the Trust Agreement shall be so construed.

         1.4 Company Deduction. It is intended that distributions from the Trust to Hook or his Surviving Spouse shall be deductible by Company to the same extent, at the same time, and in the same manner as if made directly by the Company.
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                                   ARTICLE II

                                  DEFINITIONS

         2.1 Definitions. Unless the context of the Trust Agreement otherwise requires or unless otherwise defined herein, the terms defined in the Retirement Agreement shall have the same meaning when used herein as the meaning given to those terms in the Retirement Agreement.

                 (a) The term "Change in Control" shall mean the occurrence of any of the following events:

                          (1) any "person," including a "group" as determined in accordance with Section 13(d)(3) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

                          (2) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

                          (3) the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (i) affiliates within the meaning of the Exchange Act, or (ii) any party to such merger or consolidation;

                          (4) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities; or

                          (5) the Company transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Company.

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                 (b)  The term "Code" shall mean
         the Internal Revenue Code of 1986, as amended from time to time.

                 (c) The term "Consultant" shall mean the independent consulting firm employed by the Company to make the computations required by this Trust Agreement.

                 (d) The term "Exchange Act" shall mean the Securities Exchange Act of 1934.

                 (e) The term "Insolvency" shall mean the condition of the Company in the event that it either is unable to pay its debts as they mature or is subject to a pending proceeding as a debtor under the Bankruptcy Code.

                 (f) The term "Potential Change in Control" shall mean the occurrence of any of the following events:

                          (1) when a third person, including a "group" as determined in accordance with section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company; or

                          (2) when any person publicly announces an intention to take actions which, if consummated, would result in a Change of Control.

                 (h) The term "Required Funding Amount" shall mean the amount determined pursuant to the provisions of Section 4.2 to fund the obligation of the Company with respect to the Benefits to be provided under the Retirement Agreement.

                 (i) The term "Trust Fund" shall mean all money or other property delivered to the Trustee by the Company, all investments or reinvestments made therewith or proceeds thereof and all earnings and profits thereon, less all payments and charges as authorized herein.

                 (j) The term "Valuation Date" shall mean the last business day of each calendar year.

         2.2 Construction. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the masculine to include the feminine, and the feminine to include the masculine.





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                                  ARTICLE III
                        RIGHTS AND DUTIES OF COMPANY AND
                        RIGHTS OF ITS GENERAL CREDITORS

         3.1 Trust Irrevocable. The Trust shall be irrevocable and shall be held for the exclusive purpose of providing Benefits to Hook and his Surviving Spouse and defraying expenses of the Trust in accordance with the provisions of this Trust Agreement. Except as provided in Section 3.2 and Articles IV, XI and XII, no part of the income or corpus of the Trust Fund shall be recoverable by or for the Company.

         3.2 Rights of General Creditors of Company. Notwithstanding any provision of the Trust Agreement or the Retirement Agreement to the contrary, the Trust Fund shall be subject at all times to the claims of general creditors of the Company, so long as the Trust Fund is in the possession of the Trustee. No general creditor of the Company shall have any right to recover, or any title or interest in, the Trust Fund after it has been distributed by the Trustee to Hook or his Surviving Spouse, even if prior to such payment the Trustee had knowledge or notice that such general creditor has made or intends to make claim to the Trust Fund. Notwithstanding any such knowledge or notice, the Trustee shall continue to make distributions to Hook or his Surviving Spouse (except as provided in Article XII) unless and until such time as a general creditor of the Company brings legal action against the Trustee and serves it with process claiming the Trust Fund to satisfy its claim against the Company.

         3.3 Duty of Company to Notify Trustee of Insolvency. The Board of Directors, the Chief Executive Officer and the President of the Company (or their representatives) shall have the duty to notify and inform the Trustee of the Company's Insolvency. Such notification shall be in writing and shall be delivered within five business days of the Board of Directors, the Chief Executive Officer or the President having actual knowledge of such Insolvency.

                                   ARTICLE IV

                                 CONTRIBUTIONS

         4.1  Contributions.

         (a) The Company shall make contributions to the Trust from time to time as it shall determine in its sole discretion.





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         (b)  Notwithstanding paragraph (a) above, if the value of the Trust
Fund is less than the Required Funding Amount upon the occurrence of a Potential Change in Control or a Change in Control, within the five-day period following the Potential Change in Control or Change in Control, whichever is applicable, the Company shall be required to make and shall make a contribution ("Special Contribution") to the Trust equal to the amount by which the Required Funding Amount exceeds the value of the Trust Fund. If the Company fails to make the Special Contribution upon the occurrence of such event, the Trustee is empowered to bring suit against the Company to require specific performance of its obligation to make the Special Contribution. If the Trustee fails to bring suit within a reasonable period, Hook or his Surviving Spouse may bring suit against the Company for such specific performance.

         (c) As of each Valuation Date, the Trustee shall determine if the value of the Trust Fund is less than or exceeds the Required Funding Amount. If, as of any Valuation Date after a Potential Change in Control or Change in Control, the Required Funding Amount exceeds the value of the Trust Fund, the Company shall contribute to the Trust the amount by which the Required Funding Amount exceeds the value of the Trust Fund. If, as of any Valuation Date, the value of the Trust Fund exceeds the Required Funding Amount, at the request of the Company, the Trustee shall distribute to the Company the amount by which the value of the Trust Fund exceeds the Required Funding Amount.

         4.2 Determination of Required Funding Amount. As of any Potential Change in Control, Change in Control, or applicable Valuation Date, the Required Funding amount shall be the sum of the amount determined as necessary to satisfy the Company's obligation to pay Benefits under the Retirement Agreement and the amount deemed to be appropriate by the Trustee, after consultation with the Company, to pay for the expenses and compensation of the Trustee in connection with the administration of the Trust. The Required Funding Amount shall be recalculated as of each Valuation Date and appropriately adjusted in accordance with the provisions of Section 4.1. The Consultant shall determine the Required Funding Amount, and any recalculation of such amount, and shall notify and inform the Trustee of such amount.





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                                   ARTICLE V

           INVESTMENT, ADMINISTRATION AND DISBURSEMENT OF TRUST FUND

         5.1 Investment of Trust Fund. The Trustee shall have, with respect to the Trust Fund, power in its discretion: To invest and reinvest in any property, real, personal or mixed, wherever situate, foreign or domestic, including, without limitation, common and preferred stocks, bonds, notes and debentures (including convertible stocks and securities but not including any stock or securities of the Company, the Trustee or their affiliates or any debt instruments of the Company or its affiliates); leaseholds; mortgages (including, without limitation, any collective or part interest in any bond and mortgage or note and mortgage); certificates of deposit; insurance contracts; and oil, mineral or gas properties, royalties, interests or rights (including equipment pertaining thereto). In addition, the Trustee shall have the power in its discretion to use Trust Fund assets to purchase, and pay all premiums and other charges upon, individual or group annuity contracts, the rates of return and maturity dates of which may reasonably be expected to yield assets of the Trust Fund sufficient to pay the benefits under the Retirement Agreement.

         5.2 Valuation of Trust Fund. As soon as practicable after each Valuation Date (and after each such other date as the Company and Trustee may agree), the Trustee shall report to the Company the assets held in the Trust Fund as of such day and shall determine and include in such report the fair market value as of such day of each such asset. In determining such fair market values, the Trustee shall use such market quotations and other information as are available to it and may in its discretion be appropriate. The report of any such valuation shall not constitute a representation by the Trustee that the amounts reported as fair market values would actually be realized upon the liquidation of the Trust Fund. The Trustee shall not be accountable to the Company or to any other person on the basis of any such valuation, but its accountability shall be in accordance with the provisions of
Article VI hereof.

         5.3 Additional Investment Powers of Trustee. Subject to the provisions of Sections 5.1, 5.6 and 11.2 hereof, the Trustee shall have, with respect to the Trust Fund, the power in its discretion:

         (a)     To retain any property at any time received by it;

         (b) To sell, exchange, convey, transfer, or dispose of, and to grant options for the purchase or exchange with respect to, any





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property at any time held by it, by public or private sale for cash or on credit or partly for cash and partly upon credit;

         (c) To participate in any plan of reorganization, consolidation, merger, combination, liquidation, or other similar plan or oppose any such plan or any action thereunder, or any contract, purchase, sale, or other action by any person or corporation;

         (d) To deposit any property with any protective, reorganization or similar committee, to delegate discretionary power to any such committee and to pay and agree to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited;

         (e) To exercise all conversion and subscription rights pertaining to any property;

         (f) To extend the time of payment of any obligation held in the Trust Fund;

         (g) To enter into stand-by agreements for future investment, either with or without a stand-by fee; and

         (h) To invest and reinvest all or any specified portion of the Trust Fund through the medium of any common, collective or commingled trust fund which has been or may hereafter be established and maintained by the Trustee.

         5.4. Administrative Powers of Trustee. The Trustee shall have the power in its discretion:

         (a) To exercise all voting rights with respect to the shares of stock held in the Trust Fund and to grant proxies, discretionary or otherwise;

         (b) To cause any shares of stock to be registered and held in the name of one or more of its nominees, or one or more nominees of any system for the central handling of securities, without increase or decrease of liability;

         (c) To collect and receive any and all money and other property due to the Trust Fund and to give full discharge therefor;

         (d) Subject to the provisions of Section 5.6 hereof, to settle, compromise or submit to arbitration any claims, debts, or damages due or owing to or from the Trust; to commence or defend suits or legal proceedings to protect any interest of the Trust;





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and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal;

         (e) To organize under the laws of any state a corporation for the purpose of acquiring and holding title to any property which it is authorized to acquire under this Trust Agreement and to exercise with respect thereto any or all of the powers set forth in this Trust Agreement;

         (f) To determine how all receipts and disbursements shall be credited, charged, or apportioned as between income and principal;

         (g) To engage such independent third parties as the Trustee may deem necessary in carrying out its duties hereunder; and

         (h) Generally to do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the protection of the Trust Fund.

         5.5 Dealings with Trustee. Persons dealing with the Trustee shall be under no obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction.

         5.6     Distributions from Trust Fund.

         (a)     Except as set forth in this Section 5.6 and in Section 4.1,
Section 11.2 and Article XII, distributions from the Trust Fund shall be made by the Trustee to Hook or his Surviving Spouse at the times and in the amounts set forth in the Retirement Agreement as directed by the Company and, to the maximum extent permitted by applicable law, the Trustee shall be fully protected in so doing. Any amounts so paid shall be reduced by the amount of income tax withholding required by law. The Company shall inform the Trustee of the amounts to be so withheld and the Trustee shall pay such amounts to the Company for payment to the appropriate governmental authorities. If the Company fails to timely inform the Trustee of the amounts to be withheld, the Trustee shall make such determination and shall pay such withholding amounts directly to the appropriate governmental authorities. Notwithstanding the provisions of this Trust Agreement, the Company shall be obligated to pay the Benefits. To the extent the Trust Fund is not sufficient to pay any Benefit when due, the Company shall pay such Benefit directly. Nothing in this Trust Agreement shall relieve the Company of its liabilities to pay Benefits except to the extent such liabilities are met by application of Trust Fund assets.





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         (b)     If Hook or his Surviving Spouse believes that he or she is entitled to a Benefit, he or she may apply in writing directly to the Trustee for payment of such Benefits. Such application shall advise the Trustee of the circumstances which entitle Hook or his Surviving Spouse to payment of such Benefits. The Trustee shall, in such case, reach its own independent determination as to Hook's or his Surviving Spouse's entitlement to Benefits, even though the Trustee may be informed from another source (including the Company) that payments are not due under the Retirement Agreement. If the Trustee so desires, it may, in its sole discretion, make such additional inquiries and take such additional measures as it deems necessary in order to enable it to determine whether Benefits are due and payable, including, but not limited to, interviewing appropriate persons, requesting affidavits, soliciting oral or written testimony under oath, or holding a hearing or other proceeding. The Trustee shall determine whether Benefits are payable as promptly as possible.

         (c) The Trustee shall not itself commence any legal action, whether in the nature of an interpleader action, request for declaratory judgment or otherwise, requesting the court to make the determination of Hook's or his Surviving Spouse's entitlement to a Benefit.


         (d) Notwithstanding any other provision of this Trust Agreement, if any amounts held in the Trust are found in a "determination" (within the meaning of Section 1313(a) of the Code) to have been includible in gross income of Hook or his Surviving Spouse prior to payment of such amounts from the Trust, the Trustee shall, as soon as practicable, pay such amounts to Hook or his Surviving Spouse (but not in excess of the present value of his or her accrued Benefit at the time of such payment); provided, however, that such payment shall be made only if and after the Trustee receives the acknowledgment and agreement of Hook or his Surviving Spouse that such payment constitutes satisfaction and payment of all or the applicable portion of the obligations payable to Hook or his Surviving Spouse by the Company under the Retirement Agreement. For purposes of this Section 5.6(d), the Trustee shall be entitled to rely on a copy of the determination described in the preceding sentence and an affidavit by Hook or his Surviving Spouse that such determination has occurred.





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                                   ARTICLE VI

                             SETTLEMENT OF ACCOUNTS

         The Trustee shall keep full accounts of all of its receipts and disbursements. Its books and records with respect to the Trust Fund shall be open to inspection by the Company, Hook or his Surviving Spouse or their representatives at all times during business hours of the Trustee. Within sixty days after the close of each calendar year, or any termination of the duties of the Trustee, the Trustee shall mail to the Company and Hook or his Surviving Spouse an account of its acts and transactions as Trustee hereunder. If within sixty days after the mailing of the account or any amended account neither the Company nor Hook or his Surviving Spouse has filed with the Trustee notice of any objection to any act or transaction of the Trustee, the account or amended account shall become an account stated. If any objection has been filed, and if the party who filed such objection is satisfied that it should be withdrawn or if the account is adjusted to the objecting party's satisfaction, the objecting party shall in a writing filed with the Trustee signify its approval of the account and it shall become an account stated. When an account becomes an account stated, such account shall be finally settled, and the Trustee shall be completely discharged and released, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction in an action or proceeding in which the Trustee, the Company, and all persons having or claiming to have any interest in the Trust Fund were parties. The Trustee, the Company and Hook or his Surviving Spouse shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as hereinabove provided. In any such action or proceeding it shall be necessary to join as parties the Trustee, the Company and Hook or his Surviving Spouse and any judgment or decree entered therein shall be conclusive upon all such persons.

                                  ARTICLE VII

                  TAXES, EXPENSES AND COMPENSATION OF TRUSTEE

         7.1 Taxes. The Company agrees that all income, deductions, and credits of the Trust Fund belong to it as owner for income tax purposes and will be included on the Company's income tax returns. The Company shall from time to time pay taxes (references in this Trust Agreement to the payment of taxes shall include interest and applicable penalties) of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable in





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respect of the Trust Fund, the income, or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes levied or assessed upon the Trust Fund are not paid by the Company or contested by the Company pursuant to the last sentence of this Section 7.1, the Trustee shall pay such taxes out of the Trust Fund and the Company shall upon demand by the Trustee deposit into the Trust Fund an amount equal to the amount paid from the Trust Fund to satisfy such tax liability. If requested by the Company, the Trustee shall, at Company expense, contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel, but only if it has received an indemnity bond or other security satisfactory to it to pay any expenses of such contest. Alternatively, the Company may itself contest the validity of any such taxes, but any such contest shall not affect the Company's obligation to reimburse the Trust Fund for taxes paid from the Trust Fund.

         7.2 Expenses and Compensation. The Trustee shall be paid compensation by the Company in accordance with the Trustee's regular schedule of fees for trust services and applicable investment management services, as in effect from time to time, unless the Company and the Trustee otherwise agree. The Trustee shall be reimbursed by the Company for its reasonable expenses of management and administration of the Trust, including reasonable compensation of counsel and any agent engaged by the Trustee to assist it in such management and administration. In the event that the Company shall fail or refuse to make such reimbursement upon demand, the Trustee may satisfy such obligations out of the assets of the Trust Fund; in that event, the Company shall immediately upon demand by the Trustee deposit into the Trust Fund a sum equal to the amount paid by the Trust Fund for such fees and expenses.

                                  ARTICLE VIII

                           FOR PROTECTION OF TRUSTEE

         8.1     Communications with the Company and Hook.

         (a) The Company shall certify to the Trustee the name or names of any person or persons authorized to act for the Company. Such certification shall be signed by the Chief Executive Officer (but not including Hook), the President, a Vice Chairman or a Vice President and the Secretary or an Assistant Secretary of the Company. Until the Company notifies the Trustee, in a similarly signed notice, that any such person is no longer authorized to act for the Company, the Trustee may continue to rely upon the authority of such person.





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         (b)     The Trustee may rely upon any certificate, notice or direction of the Company which the Trustee reasonably believes to have been signed by a duly authorized officer or agent of the Company.

         (c) Communications to the Trustee shall be sent in writing to the Trustee's principal office or to such other address as the Trustee may specify. No communication shall be binding upon the Trust Fund or the Trustee until it is received by the Trustee and unless it is in writing and signed by an authorized person.

         (d) Communications to the Company shall be sent in writing to the Company's principal office or to such other address as the Company may specify in writing to the Trustee. Communications to Hook or his Surviving Spouse shall be sent in writing to the address such person specifies in writing to the Trustee. No communication shall be binding upon the Company or Hook or his Surviving Spouse until it is received by such person.

         8.2 Advice of Counsel. The Trustee may consult with any legal counsel with respect to the construction of this Trust Agreement, its duties hereunder, or any act which it proposes to take or omit, and shall not be liable for any action taken or omitted in good faith pursuant to such advice. Expenses of such counsel shall be deemed to be expenses of management and administration of the Trust within the meaning of Section 7.2 hereof.

         8.3     Fiduciary Responsibility.

         (a) The Trustee shall discharge its duties under this Trust Agreement in effectuating the Retirement Agreement in a manner consistent with the objectives of this Trust Agreement and the Retirement Agreement. The Trustee shall not be liable for any loss sustained by the Trust Fund by reason of the purchase, retention, sale, or exchange of any investment in good faith and in accordance with the provisions of this Trust Agreement. The Trustee shall have no responsibility or liability for any failure of the Company to make contributions to the Trust Fund or for any insufficiency of assets in the Trust Fund to pay Benefits when due. The Trustee shall not be liable hereunder for any act taken or omitted to be taken in good faith, except for its own gross negligence or willful misconduct.

         (b) The Trustee's duties and obligations shall be limited to those expressly imposed upon it by this Trust Agreement, notwith-





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standing the incorporation by reference of the Retirement Agreement.

         (c) The Company at any time may employ as agent (to perform any act, keep any records or accounts, or make any computations required of the Company by this Trust Agreement or the Plans) the corporation or association serving as Trustee hereunder. Nothing done by said corporation or association as such agent shall affect its responsibilities or liability as Trustee hereunder.

                                   ARTICLE IX

                              INDEMNITY OF TRUSTEE

         The Company hereby indemnifies and holds the Trustee harmless from and against any and all losses, damages, costs, expenses or liabilities (herein, "Liabilities"), including reasonable attorneys' fees and other costs of litigation, to which the Trustee may become subject pursuant to, arising out of, occasioned by, incurred in connection with, or in any way associated with this Trust Agreement, except for any act or omission constituting gross negligence or willful misconduct of the Trustee. If one or more Liabilities shall arise, or if the Company fails to indemnify the Trustee as provided herein, or both, then the Trustee may engage counsel of its choice, but at the Company's expense, either to conduct the defense against such Liabilities or to conduct such actions as may be necessary to obtain the indemnity provided for herein, or to take both such actions. The Trustee shall notify the Company within fifteen days after the Trustee has so engaged counsel of the name and address of such counsel. If the Trustee shall be entitled to indemnification by the Company pursuant to this Article IX and the Company shall not provide such indemnification upon demand, the Trustee shall apply assets of the Trust Fund in full satisfaction of the obligations for indemnity by the Company, and any legal proceeding by the Trustee against the Company for such indemnification shall be on behalf of the Trust.

                                   ARTICLE X

                       RESIGNATION AND REMOVAL OF TRUSTEE

         10.1 Resignation of Trustee. The Trustee may resign upon thirty days' prior written notice to the Company and Hook or his Surviving Spouse except that any such resignation shall not be effective until (i) the Company has appointed in writing a successor trustee, which must be a bank or trust company, (ii) such





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successor Trustee has been approved by Hook or his Surviving Spouse, and (iii)
such successor has accepted the appointment in writing. The Company shall make a good faith effort, following receipt of notice of resignation from the Trustee, to find and appoint a successor Trustee who will adhere to the obligations imposed on such successor under the terms of this Trust Agreement. If a successor Trustee has not been appointed and received the consent of Hook or his Surviving Spouse within ninety days of the Trustee's resignation, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor Trustee.

         10.2 Removal of Trustee. The Company may remove the Trustee upon thirty days' prior written notice to the Trustee and Hook or his Surviving Spouse except that any such removal shall not be effective until (i) such removal has been approved by Hook or his Surviving Spouse, (ii) the Company appoints a successor trustee, which must be a bank or trust company approved by Hook or his Surviving Spouse, and (iii) such successor accepts its appointment in writing.

         10.3 Successor Trustee. All of the provisions set forth herein with respect to the Trustee shall relate to each successor with the same force and effect as if such successor had been originally named as the Trustee hereunder.

         10.4 Transfer of Trust Fund to Successor. Upon the resignation or removal of the Trustee and appointment of a successor, the Trustee shall transfer and deliver the Trust Fund to such successor. Following the effective date of the appointment of the successor, the Trustee's responsibility hereunder shall be limited to managing the assets in its possession and transferring such assets to the successor, and settling its final account. Neither the Trustee nor the successor shall be liable for the acts of the other.

                                   ARTICLE XI

                DURATION AND TERMINATION OF TRUST AND AMENDMENT

         11.1 Duration and Termination. The Trust is hereby declared to be irrevocable and shall continue until (i) all payments required hereunder have been made or (ii) until the Trust Fund contains no assets and retains no claims to recover assets from the Company or any other person or entity, whichever shall first occur.

         11.2 Distribution upon Termination. If this Trust terminates under the provisions of Section 11.1, the Trustee shall liquidate





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
the Trust Fund and, after its final account has been settled as provided in
Article VI, shall distribute to the Company the net balance of any assets of the Trust remaining after all Benefits and expenses have been paid. Upon making such distribution, the Trustee shall be relieved from all further liability. The powers of the Trustee hereunder shall continue so long as any assets of the Trust Fund remain in its hands.

         11.3 Amendment. The Company may from time to time amend, in whole or in part, any or all of the provisions of this Trust Agreement, provided, however, that (i) such amendment must be approved by Hook or his Surviving Spouse, (ii) no amendment will be made to this Trust Agreement or the Retirement Agreement which shall cause this Trust Agreement, the Retirement Agreement, or the assets of the Trust Fund to be governed by or subject to Part 2, 3 or 4 of Title I of ERISA, (iii) no such amendment shall adversely affect any accrued Benefits or the amount of assets of the Trust Fund available to pay such Benefits, (iv) no such amendment shall purport to alter the irrevocable character of the Trust established under this Trust Agreement, and (v) no such amendment shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing.

                                  ARTICLE XII

                         CLAIMS OF COMPANY'S CREDITORS

         12.1 Trustee's Responsibilities if Company may be Insolvent.

         (a) If at any time the Company or a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall within thirty days request a determination as to the Company's Insolvency from the firm of certified public accountants which issued the most recent audited financial statement for the Company (the "Accountants"), and, pending such determination, the Trustee shall discontinue payments of Benefits under the Retirement Agreement and this Trust Agreement and shall hold the Trust Fund for the benefit of bankruptcy creditors. If the Accountants do not make a determination as to the Company's Insolvency within ninety days of a request from the Trustee, the Trustee shall select a firm of certified public accountants to make such determination and any reference to the "Accountants" herein shall refer to such firm. The Accountants' fees for making a determination of Insolvency hereunder shall be paid by the Trustee from the Trust Fund. The Trustee shall resume payments of Benefits under the Retirement Agreement





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
and this Trust Agreement in accordance with Section 5.6 hereof only after the Accountants have notified the Trustee of their determination that the Company is not Insolvent (or is no longer Insolvent, if the Accountants initially determined such corporation to be Insolvent) or upon receipt of an order of a court of competent jurisdiction requiring such payments. American General Corporation, by its Board of Directors, Chief Executive Officer and President shall be obligated to give the Trustee prompt notice in writing in the event that the Company becomes Insolvent. In determining whether the Company is Insolvent, the Accountants may rely conclusively upon, and shall be protected in relying upon, court records showing that the Company is Insolvent, or a current report or statement from a nationally recognized credit reporting agency showing that the Company is Insolvent. For purposes of this Trust Agreement, knowledge and information concerning the Company which is not in the possession of employees of the Trustee's Corporate Trust Department shall not be imputed to the Trustee. The Trustee shall have no duty or obligation to request a determination as to the Company's Insolvency unless and until it receives a writing that the Company is Insolvent as described in the first sentence of this Section 12.1.

         (b) If the Trustee is notified by the Accountants that the Accountants have determined that the Company is Insolvent, the Trustee shall hold the Trust Fund for the benefit of the Company's bankruptcy creditors, and shall disburse the Trust Fund to satisfy such claims as a court of competent jurisdiction shall direct.

         (c)     If the Trustee discontinues payment of Benefits pursuant to
Section 12.1(a) and subsequently resumes such payments, the first payment to Hook or his Surviving Spouse following such discontinuance shall include an aggregate amount equal to the difference between the payments which would have been made to Hook or his Surviving Spouse under this Trust Agreement but for this Section 12.1 and the aggregate payments actually made to Hook or his Surviving Spouse by the Company pursuant to the Retirement Agreement during any such period of discontinuance, plus interest on such amount at a rate equivalent to the net rate of return earned by the Trust Fund during the period of such discontinuance.

                                  ARTICLE XIII

                                 MISCELLANEOUS

         13.1 LAWS OF TEXAS TO GOVERN. THIS TRUST AGREEMENT AND THE TRUST HEREBY CREATED SHALL BE CONSTRUED AND REGULATED BY THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

         13.2 Titles and Headings not to Control. The titles to Articles and headings of Sections in this Trust Agreement are placed herein for convenience of reference only and in case of any conflict the text of this Trust Agreement, rather than such titles or headings, shall control.

         13.3 Successors and Assigns. This Trust Agreement may not be assigned by either party without the prior written consent of the other, and any purported assignment without such prior written consent shall be null and void. This Trust Agreement shall be binding upon the successors and permitted assigns of each party hereto.

         13.4 Non-Alienation. No interest in or right to receive benefits from the Trust (i) may be assigned, sold, anticipated, alienated, or otherwise transferred by Hook or his Surviving Spouse or (ii) shall be subject to execution, attachment or garnishment.

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                        AMERICAN GENERAL CORPORATION


                                        By   /s/ HENRY S. ROMAINE
                                            __________________________________
                                                 Henry S. Romaine
                                                 Vice Chairman and
                                                 Chief Investment Officer

                                        FIDUCIARY TRUST COMPANY
                                          INTERNATIONAL, TRUSTEE


                                        By   /s/  ROBERT F. PHELPS
                                            __________________________________
                                                  Robert F. Phelps
                                                  Vice President and
                                                  Trust Counsel





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